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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): February 7, 2001
                          --------------------------



                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------



          New York                      1-7657                 13-4922250
------------------------------ ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



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Item 5.   Other Events.

The Company issued a 4th quarter/full year 2000 earnings release and earnings supplement, both of which were filed in an 8-K Report dated January 22, 2001 as Exhibits 99.1 and 99.2, respectively. Certain preliminary statistical data contained in such 8-K Report are being adjusted as follows:

         In the Earnings Release, under the caption American Express Company Financial Summary for the quarter and year ended December 31, 2000, Actual Book Value per Common Share was $8.81 rather than the reported $8.80.

         In the Earnings Release, under the caption American Express Financial Advisors' Selected Statistical Information for the quarter and year ended December 31, 2000, Assets Managed for Institutions for the quarter and year ended December 31, 2000 was $55.0 billion down 0.7%, rather than the reported $53.8 billion down 3.0%. Total Assets Owned, Managed or Administered for the quarter and year ended December 31, 2000 was $275.0 billion up 1.8%, rather than the reported $273.8 billion up 1.4%. In Market Appreciation (Depreciation) during the period, Total Managed Assets for the quarter ended December 31, 2000 were ($14,923) million rather than the reported ($14,925) million, and such depreciation for the year ended December 31,2000 was ($14,467) million, rather than the reported ($14,469) million. Cash Sales for Institutions for the quarter ended December 31, 2000 were $1,571 million down 18.5%, rather than the reported $1,090 million down 43.5%, and such sales for the year ended December 31, 2000 were $6,601 million up 31.7%, rather than the reported $5,366 million, up 7.1%. Total Cash Sales for the quarter ended December 31, 2000 were $15,409 million up 13.6%, rather than the reported $14,928 million, up 10.1%. Total Cash Sales for the year was $64,309 million up 26.0%, rather than the reported $63,074 million, up 23.6%.

         In the Earnings Release, under the caption American Express Financial Advisors' Selected Statistical Information for the Quarters ended December 31, 1999, March 3l, June 30, September 30 and December 31, 2000, Assets Managed For Institutions for the quarter ending September 30, 2000 was $56.7 billion, rather than the reported $55.9 billion. Total Assets Owned, Managed or Administered for the quarter ended September 30, 2000 were $293.9 billion, rather than the reported $293.1 billion. Cash Sales for Institutions for the quarter ended September 30, 2000 was $1,922 million rather than the reported $1,169 million, and Total Cash Sales for the period were $16,988 million rather than the reported $16,235 million.

        On page 1 of the Earnings Supplement, AEFA assets owned, managed and administered for the quarter ended December 31, 2000 were $275 billion, up 2%, rather than the reported $274 billion, up 1%.

         On page 9 of the Earnings Supplement, American Express Financial Advisors' assets managed for the quarter ended December 31, 2000 were $167.0 billion, down 2%, rather than the reported $165.8 billion, down 3%; and Total Assets Owned, Managed and Administered were $275.0 billion, up 2%, rather than the reported $273.8 billion, up 1%. Under Investment Income, average invested assets for the quarter was $32.8 billion, up 2%, rather than the reported $34.5 billion, up 7%. The average yield on these assets was 7.2%, rather than the reported 6.9%.

        Under Management and Distribution Fees, for the fourth quarter ended December 31, 2000, Assets Managed for Institutions were $55.0 billion, down 1%, rather than the reported $53.8 billion, down 3%, and Total was $199.3 billion, down 3%, rather than the reported $198.1 billion, down 4%.

         The last two lines on this page should read:
      - The decline in managed assets since 12/99 resulted from $19.6B of market depreciation, offset in part by $12.4B of net new money.

      - The $16.0B decrease in managed assets during the 4Q '00 results from market depreciation of $19.8B, offset in part by net new money of $3.8 B.

         On page 10 of the Earnings Supplement, under Product Sales, total gross cash sales from all products were up 14% over 4Q '99 rather than the reported 10%. Institutional sales declined 19% rather than the reported 43%.

         On page 18 of the Earnings Supplement, under Investment Income, the average invested assets was $32.9 billion, up 4%, rather then the reported $33.3 billion up 5%.

         On page 19 of the Earnings Supplement, under Management and Distribution Fees, Product Sales, total gross cash sales from all products grew 26%, rather than the reported 24%. Institutional sales increased 32% rather than the reported 7%.



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Item 9. Regulation FD Disclosure.

On February 7, 2001, Ken Chenault, Chief Executive Officer of the Company, and Al Kelly, Group President, U.S. Consumer and Small Business Services, delivered presentations to the financial analyst community. Information contained in such presentations is furnished herein on Exhibit 99.1.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                        By /s/  Stephen P. Norman
                                           --------------------------
                                         Name:  Stephen P. Norman
                                         Title: Secretary

DATE:   February 8, 2001

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                                  EXHIBIT INDEX

Item No.                          Description
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99.1         Information from presentations by Ken Chenault and Al Kelly on February 7, 2001 to the financial community.

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